SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 31, 2003
                                                         -----------------


                           AMERICAN VANTAGE COMPANIES
             (Exact Name of Registrant as Specified in its Charter)


          Nevada                       0-10061                   04-2709807
---------------------------     ----------------------         ------------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


     4735 S. Durango Dr., Suite #105, Las Vegas, Nevada           89147
     --------------------------------------------------           -----
         (Address of Principal Executive Offices)               (Zip Code)


     Registrant's telephone number, including area code:    (702) 227-9800
                                                            --------------

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         On January 15, 2004, American Vantage Companies (the "Company" or "AVCS") filed a Current Report on Form 8-K (Date of Report: December 31, 2003) to report an acquisition under Item 2. In such Form 8-K, the Company indicated that it would file financial information and pro forma information required under Item 7 of Form 8-K no later than March 15, 2004. This amendment is filed to provide the required financial information.

         On December 31, 2003, American Vantage Media Corporation ("AVM"), a wholly-owned subsidiary of American Vantage Companies (the "Company" or "AVCS"), acquired substantially all of the assets of Enigma Media, Inc. ("Enigma") pursuant to an Asset Purchase Agreement, dated as of December 31, 2003, by and among the Company, AVM and Enigma. AVM will continue Enigma's business and operations through a wholly-owned subsidiary, American Vantage Media/Hypnotic, Inc., under the trade name "Hypnotic".

         In connection with the acquisition of Enigma's assets, AVM assumed approximately $1,839,194 of Enigma's operating liabilities and AVCS issued warrants ("Warrants") to Enigma, valued at $0.75 per warrant, to purchase a total of 1,000,000 shares of Registrant's common stock, par value $0.01 per share ("Common Stock"), at an exercise price of $5.00 per share (the "Exercise Price"), expiring on December 31, 2013. The Company and Enigma determined the value of the Warrants pursuant to arm's-length negotiations.

         In addition, commencing on July 1, 2006, AVCS may redeem the Warrants, in whole or in part, at a redemption price of $0.75 per Warrant, provided that the average of the closing sale prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market or other reporting system that provides last sale prices, has been at least 200% of the Exercise Price for a period of 20 consecutive trading days ending on the third day prior to the date on which Registrant gives notice of redemption. Holders of Warrants may exercise 800,000 Warrants immediately and the remaining 200,000 Warrants after October 31, 2004. AVM has the right to set off indemnification claims of up to $150,000 against Enigma by canceling up to 200,000 Warrants at a rate of $0.75 per Warrant and to recoup up to an additional $400,000 of indemnification claims by increasing the Exercise Price of the remaining 800,000 Warrants up to $0.50 per Warrant.

         Holders of Warrants have the right to demand one registration on Form S-3 at the expense of Registrant and two additional registrations on Form S-3 at their own expense. They also have unlimited piggyback registrations with respect to shares that have not been previously registered.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial statements of business acquired.

         The audited financial statements of Enigma as of and for the year ended December 31, 2002. In accordance with Item 310(d) of Regulation S-B, audited financial statements of Enigma are required only for the most recent fiscal year.

(b)      Pro forma financial information.

         Unaudited Pro Forma Condensed Combined Balance Sheet as of October 31, 2003

         Unaudited Pro Forma Condensed Combined Statement of Operations for the Fiscal Year Ended July 31, 2003

         Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended October 31, 2003

         Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

                               ENIGMA MEDIA, INC.
                              FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002

                               ENIGMA MEDIA, INC.
                      FOR THE YEAR ENDED DECEMBER 31, 2002




                                TABLE OF CONTENTS


                                                                    Page
                                                                    ----

Independent Auditors' Report                                         1

Financial Statements

  Balance Sheet                                                      2

  Statement of operations                                            3

  Statement of stockholders' equity                                  4

  Statement of cash flows                                            5

  Notes to financial statements                                      6-11

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Enigma Media, Inc.


We have audited the accompanying balance sheet of Enigma Media, Inc. as of December 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enigma Media, inc. as of December 31, 2002 and the results of its operations and its cash flows for the year ended, in conformity with accounting principles generally accepted in the United States of America


Our audit was conducted for the purpose of forming an opinion on the basic finanical statements taken as a whole. The accompanying schedules of cost of sales and selling general and administrative expenses are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such infomration has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                             /s/ CITRIN COOPERMAN & COMPANY, LLP
                                             -----------------------------------
                                                 CITRIN COOPERMAN & COMPANY, LLP
                                                 CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
April 21, 2003

                               ENIGMA MEDIA, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 2002

                                     ASSETS
                                     ------
Current assets:
  Cash and cash equivalents                                  $  1,513,658
  Accounts receivable                                           2,026,461
  Prepaid expenses                                                 69,021
  Other current assets                                              7,142
                                                             ------------

    Total current assets                                        3,616,282
                                                             ------------

Property and equipment, net                                       299,723
                                                             ------------

Other assets:
  Promotional credits, net allowance of $4,000,000                      -
  Film inventory - net of
    accumulated amortization of $814,907                          132,249
  Security deposits                                                56,623
  Other assets                                                     58,194
                                                             ------------

    Total other assets                                            247,066
                                                             ------------

    TOTAL ASSETS                                             $  4,163,071
                                                             ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
  Account payable and accrued expenses                       $    922,105
  Deferred revenue                                              1,039,781
                                                             ------------

    Total liabilities                                           1,961,886
                                                             ------------

Commitments (Notes 4 and 9)

Stockholders' equity:

  Preferred stock:
    Series A - $.001 par value; 107,396 shares authorized;
         1,345,264 shares issued and outstanding
         (liquidation preference $24,500,006)                       1,345

    Series B - $.001 par value; 1,073,759 shares authorized,
         913,177 shares issued and outstanding (liquidation
         preference $18,500,000)                                       50

    Series C-1, $.001 par value; 1,073,759 shares
         authorized, 913,177 shares issued and outstanding
         (liquidation preference $18,500,000)                         913
    Common stock - $.001 par value; 6,000,000 shares
         authorized, 1,104,020 shares issued and outstanding        1,104
Additional paid-in capital                                     26,038,971
Accumulated deficit                                           (23,841,198)
                                                             ------------

    Total Stockholders' equity                                  2,201,185
                                                             ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $  4,163,071
                                                             ============

                 See accompanying notes to financial statements.

                               ENIGMA MEDIA, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

Revenue:
  Marketing and advertising                                  $  5,509,762
  Distribution                                                    845,448
  Feature film and television development                          33,625
                                                             ------------

    Total revenue                                               6,388,835

Cost of sales                                                   4,189,150
                                                             ------------

Gross profit                                                    2,199,685

Selling, general and administrative expenses                    4,739,794
                                                             ------------

Loss from operations before special charges                    (2,540,109)
                                                             ------------

Special charges:
  Allowance for promotional credits                            (4,000,000)
  Settlement of stockholder lawsuit                              (860,000)
  Legal fees related to stockholder lawsuit                      (546,205)
                                                             ------------

    Total special charges                                      (5,406,205)
                                                             ------------

Loss from operations                                           (7,946,314)

  Other income (expense):
  Interest income                                                  55,247
  Other expense                                                      (870)
                                                             ------------

Loss before provision for taxes                                (7,891,937)
Provision for local taxes                                          24,779
                                                             ------------

NET LOSS                                                     $ (7,916,716)
                                                             ------------


                 See accompanying notes to financial statements.

                        STATEMENT OF STOCKHOLDERS' EQUITY
                                DECEMBER 31, 2002


                                  Preferred Stock Class A    Preferred Stock Class B       Preferred Stock Class C
                                  -----------------------    --------------------------    -----------------------
                                     Number      Amount         Number         Amount      Number        Amount
                                  ------------- ---------    -----------     ----------    ---------  ------------
Balance - January 1, 2002             1,345,264   $1,345         107,396     $   107          913,117      $ 913
Repurchase of common shares                  --       --              --          --               --         --
Repurchase of preferred shares               --       --         (57,396)        (57)              --         --
Net loss                                                                          --               --         --
                                      ---------   ------         -------        -------       -------      -----
BALANCE - DECEMBER 31, 2002           1,345,264   $1,345          50,000        $    50       913,177      $ 913
                                      =========   ======         =======        =======       =======      =====

                                         Common Stock          Additional
                                      --------------------      paid-in     Accumulated
                                       Number      Amount       Capital        Deficit       Total
                                      ---------   ------      -----------  ------------   -----------
Balance - January 1, 2002             1,674,156   $1,674     $26,378,344   $(15,924,428)  $10,457,901
Repurchase of common shares            (570,136)    (570)       (151,930)            --      (152,500)
Repurchase of preferred shares               --       --        (187,443)            --      (187,500)
Net loss                                     --       --              --     (7,916,716)   (7,916,716)
                                      ---------   ------     -----------   ------------   -----------
BALANCE - DECEMBER 31, 2002           1,104,020   $1,104     $26,038,971   $(23,841,198)  $ 2,201,185
                                      =========   ======     ===========   ============   ===========



                See accompanying notes to financial statements.

                               ENIGMA MEDIA, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2002


Operating activities:
  Net loss                                                   $ (7,916,716)
  Adjustments to reconcile net loss to net
      cash used in operating activities:
    Depreciation and amortization                                 394,700
    Allowance for promotional credits                           4,000,000
    Changes in assets and liabilities:
      Accounts receivable                                        (467,508)
      Prepaid expenses                                             (1,590)
      Other current assets                                           (343)
      Security deposits                                             3,275
      Other assets                                                (29,254)
      Accounts payable and accrued expenses                       308,589
      Deferred revenue                                           (628,547)
                                                             ------------

Net cash used in operating activities                          (4,337,394)
                                                             ------------

Investing activities:
  Additions to property and equipment                             (22,630)
  Additions to film inventory                                    (172,710)
                                                             ------------

Net cash used in investing activities                            (195,340)
                                                             ------------

Financing activities:
  Cash paid for the repurchase of common stock                   (152,500)
  Cash paid for the repurchase of preferred stock                (187,500)
                                                             ------------

Net cash used in financing activities                            (340,000)
                                                             ------------

Net decrease in cash and cash equivalents                      (4,872,734)
Cash and cash equivalents - beginning                           6,386,392
                                                             ------------

CASH AND CASH EQUIVALENTS - ENDING                           $  1,513,658
                                                             ------------

Supplemental disclosure of cash flow information:
        Income taxes paid                                    $      7,179
                                                             ------------

                               ENIGMA MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         Organization
         ------------

         Enigma Media, Inc. (the "Company") was organized through a merger of the assets, assumed liabilities and operations of Enigma Media LLC and Hypnotic, Inc. as of May 23, 2001. The Company is a New York - and Los Angeles - based branded entertainment company in traditional television and film development, entertainment marketing, and the distribution of short films and animations. The Company develops brand-based content and marketing programs for advertisers. It offers its brand and agency clients a fully integrated solution, from entertainment strategy and creative development, to the production and distribution of branded content and programs.

         Use of Estimates
         ----------------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

         Film Inventory
         --------------

         Production costs are stated at cost less accumulated amortization. Production costs are amortized on a straight-line basis over a 12 month period commencing on the date of acquisition.

         Cash and Cash Equivalents
         -------------------------

         Cash equivalents consist of money market funds.

         Deferred Taxes
         --------------

         The Company provides for income taxes and recognizes deferred tax assets and liabilities using the liability method for income taxes. The liability method requires that all deferred tax balances be determined by using the applicable tax rate expected to be in effect when the taxes will actually be paid or refunds received. The applicable tax rate is applied to the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws as they occur. Valuation allowances are established, if necessary, to reduce deferred tax assets to their estimated realizable amounts.

         Depreciation and Amortization
         -----------------------------

         Property and equipment are stated at cost. Expenditures for renewals and betterments that extend the originally estimated useful life of an asset or materially increase its productivity are capitalized. Minor maintenance and repairs and minor renewals and betterments are charged to expense as incurred.

                               ENIGMA MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

 NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):
         -------------------------------------------------------

         Revenue Recognition
         -------------------

         Fees for licenses and rights to films in inventory and related liabilities are recorded when the license period begins and the program is available for use.

         Revenue from promotions under contract is recognized on the percentage of completion method. The percentage of completion is determined by the ratio of costs incurred to estimates of total costs to be incurred. This percentage is then applied to the total contract price in order to determine income earned to date.

         Revenue from the Chrysler Million Dollar Film Festival ("CMDFF") is recognized on the straight line basis.

         Accounts Receivable
         -------------------

         No allowance for uncollectible accounts has been provided. Management has estimated that the balance in accounts receivable is fully collectible.

NOTE 2.  CONCENTRATION OF CREDIT RISK
         ----------------------------

         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains balances at various financial institutions that are insured by the Federal Deposit Insurance Corporation up to an aggregate of $100,000 at each financial institution. At December 31, 2002, the Company's uninsured bank balances totaled $1,481,048.

         At December 31, 2002, three customers represented approximately 8.1% of the Company's accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures, and generally does not require collateral to support its accounts receivable.


NOTE 3.  PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment consist of the following at December 31, 2002:

                                                                  Estimated
                                                                  Useful Life
                                                                --------------
         Computer equipment                        $ 497,130      3-5 years
         Furniture, fixtures and equipment           271,454      3-5 years
         Website                                     227,919       5 years
         Leasehold improvements                       31,092       1 year
                                                   ---------
                                                   1,027,595
         Less: accumulated depreciation             (727,872)
                                                   ---------

         Net property and equipment                $ 299,723
                                                   =========


Depreciation expense for the year ended December 31, 2002, amounted to $209,094.

                               ENIGMA MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 4.  COMMITMENTS AND CONTINGENCIES
         -----------------------------

         Leases
         ------

         The Company leases office space under two noncancelable operating leases. The current agreements expire on March 31, 2004, and August 31, 2004, respectively. Future minimum lease payments under the noncancelable leases are as follows:

              Year ending December 31
              -----------------------
                              2003           $        292,545
                              2004                    123,158
                                             ----------------

                                             $        415,703
                                             ================

         Rent expense for the year ended December 31, 2002, aggregated $313,639.

         Royalty Agreements
         ------------------

         The Company has commitments for various royalty agreements related to the distribution of films. The amount of a particular commitment is dependent upon the market in which it is distributed.

NOTE 5.  DEFERRED REVENUE
         ----------------

         The Company has entered into an agreement with DaimlerChrysler Motors Corporation ("Chrysler") to provide certain services regarding the production of the CMDFF for 2002 and 2003. These agreements call for the Company to provide services in different phases over the term of the agreements for a fixed fee of $3,650,000 per contract, payable in various installments beginning in 2001. The 2002 contract period is for the period October 1, 2001 to September 30, 2002, and the 2003 contract runs from October 1, 2002 to September 30, 2003. For the 2002 contract, the Company and Chrysler are each committed to provide $250,000 of the financing for the winning production. Chrysler funded their commitment during 2002. For the 2003 contract, the Company is committed to provide $250,000 of the financing for the winning production. The balance of the funding required for the winning production, $500,000 and $750,000 for the 2002 and 2003 productions, respectively, is to be provided by Universal Pictures Corporation (a stockholder of the Company) ("Universal").

         At December 31, 2002, deferred revenues consist of amounts billed for the 2003 CMDFF in excess of revenues recognized, as well as other amounts received with respect to the distribution of films prior to the commencement of the license period.

NOTE 6.  PROVISION FOR TAXES
         -------------------

         The provision for taxes represents state and city minimum income and franchise taxes.

         For income tax purposes, the Company has available a net operating loss carryforward at December 31, 2002, of approximately $11,529,000, which will expire through the year 2022. The Company's deferred tax asset resulting from the tax benefit of the carryforward amounts to approximately $3,900,000.

                               ENIGMA MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 6.  PROVISION FOR TAXES (CONTINUED):
         --------------------------------

         However, the Company has provided a valuation allowance of a corresponding amount to offset the deferred tax asset. In addition, through the merger with Hypnotic, Inc. in 2001, the Company acquired a net operating loss carryforward of approximately $6,500,000. Based on current tax regulations, the use of this loss carryforward will be limited and, accordingly, no deferred tax benefit has been recorded related to this item.

NOTE 7.  PROMOTIONAL CREDITS
         -------------------

         During 2001, the Company issued 394,888 shares of common stock to Universal in exchange for Universal's agreement to provide the Company with $4,000,000 in non-cash promotional credits. Under the terms of the agreement, the promotional credits are to be provided over a three-year period beginning May 2001. If the promotional credits have not been fully utilized by the end of the promotional period, the promotional period will be extended by the shorter of one year or until the credits have been fully utilized. As of December 31, 2002, the Company has been unable to utilize any of the promotional credits. Based on management's assessment of their utilization, the Company has provided a valuation allowance for the full amount of these credits, as their realizable value is difficult to assess.

NOTE 8.  CONVERTIBLE PREFERRED STOCK
         ---------------------------

         During 2001, in connection with the merger discussed in Note 1, the Company issued its Series A, B and C par value $.001 preferred stock. The preferred stock was issued for $9.11, $10.00 and $10.13 per share for the Series A, B and C shares, respectively. The holders of convertible preferred stock are not entitled to receive any dividends. They are entitled to one vote for each share of common stock into which their preferred shares can be converted.

         Upon the liquidation, dissolution or winding up of the Company, the holders of preferred stock are entitled to receive a liquidation preference, based on a formula, prior to distribution to holders of common stock. This formula provides that holders of Class A or C shares are entitled to 200% of the original issue price of the preferred stock (as adjusted for stock splits, stock dividends, combinations and similar transactions) and holders of Class B share are entitled to 100% of the original issue price (as adjusted for stock splits, stock dividends, combinations, and similar transactions).

         Preferred stock is convertible into shares of common stock based on a formula, as defined, in effect at the time of conversion. The initial conversion ratio was 1:1.

         At any time after February 6, 2005, any holder of record of at least 122,000 shares of preferred stock may provide the Company with a written request to have the Company redeem these shares at a price equal to the greater of the liquidation preference at such date or the fair market value.

                               ENIGMA MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 9.  STOCK OPTIONS AND WARRANTS
         --------------------------

         The Company adopted the 2001 Stock Incentive Plan ("the Plan"). The Plan provides for issuance of options for up to 763,669 shares of common stock to eligible officers and employees. Options shall expire no more than 10 years after the date of the grant and shall be exercisable to the extent of 25% on each anniversary date of the grant. Exercise price will not be less than the greater of the par value of the stock, the lesser of $7.50 and the greater of recent financing, not less than 85% of the fair market value for incentive stock options or 110% of fair market value to certain participants, as defined. Options terminate immediately upon termination of employment.

         During 2002, options to acquire 200 shares at an exercise price of $7.50 per share were issued to employees.

         At December 31, 2002, outstanding options to acquire 200,000, 26,764, 134,794, and 33,590 shares of common stock were exercisable at $10.13, $9.80, $7.50, and $6.86 per share, respectively. In addition, warrants were granted and assumed in connection with the merger and reorganization, as follows:

                  Preferred stock:

                     Series C-2:     160,582 shares at $10.94 per share through
                                     May 23, 2002

                     Series A-3:     100,000 shares at $12.50 per share through
                                     February 6, 2002

                     Series A-4:     90,033 shares at $30.85 per share through
                                     March 13, 2002

                     Series A-5:     90,033 shares at $46.28 per share through
                                     March 13, 2002

                    Common stock     3,826 shares at $13.13 per share through
                                     February 2, 2002

         In 2002, the preferred stock warrants were extended for an additional year. In 2003, the preferred stock warrants lapsed.

         At December 31, 2002, all of the preferred stock warrants were exercisable. The common stock warrant expired on February 2, 2002.

                               ENIGMA MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 10. LITIGATION
         ----------

         During 2002, the Company was involved in litigation with a former officer and other stockholders of the Company (the "Claimants"). In two separate lawsuits, the Claimants alleged wrongful termination and securities fraud by the Company. The Claimants were seeking $1,550,000 for breach of employment contract $6,360,000 in damages relating to the securities fraud claim, plus attorney's costs. In October 2002, the Company settled both matters and agreed to pay the Claimants a total of $1,200,000. The settlement provided that the Company repurchase and retire 570,136 shares of common stock and 57,396 shares of Class B preferred stock held by the Claimants. These shares were repurchased at their respective issue prices. The balance of the cost of the settlement ($860,000) and related legal fees of approximately $546,000 have been presented as special charges in the accompanying statement of operations.

NOTE 11. MAJOR CUSTOMERS
         ---------------

         During the year ended December 31, 2002, the Company derived revenue from four customers amounting to approximately $5,000,000, or approximately 78% of its total revenues.

NOTE 12. SUBSEQUENT EVENT (UNAUDITED)
         ----------------------------

         On December 31, 2003, the Company sold substantially all of its assets, subject to certain liabilities, to American Vantage Companies ("AVC"), a public company. In connection with the purchase, AVC assumed liabilities of the Company aggregating approximately $1,839,000, and issued warrants to the Company's shareholders to purchase 1,000,000 shares of AVC common stock, par value $ .01 per share, at an exercise price of $5 per share expiring on December 31, 2013. The warrants were valued at $ .75 per warrant.

                           AMERICAN VANTAGE COMPANIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


         The following unaudited pro forma condensed combined statements of operations have been prepared to give effect to the AVM acquisition of Enigma on December 31, 2003, as if this acquisition had occurred on August 1, 2002. The following unaudited pro forma condensed combined balance sheet has been prepared to give effect to the acquisition as if it had occurred on October 31, 2003.

         The combining companies have different fiscal year ends for reporting purposes. AVCS maintained its accounting records on a fiscal basis, ending on July 31. Enigma maintained its accounting records on a calendar basis, ending on December 31. As the combining companies' fiscal years differ by more than 93 days, the Enigma unaudited pro forma combined condensed statements of operations have been recast. The unaudited pro forma combined condensed statements of operations for the fiscal year ended July 31, 2003 and the three months ended October 31, 2003 gives effect to the acquisition as if it had occurred on August 1, 2002, combining the AVCS historical consolidated statements of operations for the fiscal year ended July 31, 2003 and the three months ended October 31, 2003, respectively, with the Enigma historical statement of operations for the recast fiscal year and comparable interim period.

         The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's historical consolidated financial statements and related notes thereto, "Management's Discussion and Analysis or Plan of Operation" included in the Company's Annual Report on Form 10-KSB for the year ended July 31, 2003, the Quarterly Report on Form 10-QSB as of October 31, 2003, and the financial statements and related notes thereto of Enigma for the calendar year ended December 31, 2002 contained herein.

         This pro forma financial information reflects certain assumptions and estimates deemed probable by management regarding the acquisition based upon the assets and liabilities acquired. These estimates and assumptions have been made solely for purposes of developing this pro forma information.

         The pro forma adjustments do not reflect any future operating efficiencies and cost savings that may be achieved with respect to the combined entity. Unaudited pro forma condensed combined financial information is presented for information purposes only and is not necessarily indicative of the results that actually would have been realized had the acquisition been completed on the date indicated or which may be expected to occur in the future.


                                                AMERICAN VANTAGE COMPANIES
                                        PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                  AS OF OCTOBER 31, 2003
                                                        (unaudited)


                                                               Historical                                  Pro Forma
                                                 ----------------------------------          --------------------------------------
                                                 Am Vantage Cos.         Enigma
                                                 As of October 31,   As of October 31,                         Note
                                                     2003                 2003               Adjustments       Ref.     Combined
                                                 ------------          ------------          ------------      ----    ------------
ASSETS
Current assets:
    Cash and cash equivalents                    $  8,608,000          $      5,000                     -                 8,613,000
    Accounts and other receivables                    744,000             2,176,000                     -                 2,920,000
    Other
                                                      485,000               102,000              (127,000)         a        460,000
                                                 ------------          ------------          ------------              ------------
                                                    9,837,000             2,283,000              (127,000)               11,993,000

Land held for development or sale                   3,544,000                     -                     -                 3,544,000
Film library                                                -                63,000                     -                    63,000
Investments in unconsolidated investees             1,518,000                     -                     -                 1,518,000
Goodwill                                            2,939,000                     -               374,000          b      3,313,000
Deferred income tax                                    94,000                     -                     -                    94,000
Furniture, equipment and other assets                 280,000               310,000              (117,000)         b        473,000
                                                 ------------          ------------          ------------              ------------
                                                 $ 18,212,000          $  2,656,000          $    130,000              $ 20,998,000
                                                 ============          ============          ============              ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and
     other current liabilities                   $    417,000             1,783,000              (589,000)         b      1,611,000
    Customer deposits                                 296,000                     -                     -                   296,000
    Deferred revenue                                    1,000               319,000                     -                   320,000
    Royalties payable                                       -                56,000                     -                    56,000
    Notes payable                                           -               450,000              (450,000)         b              -
    Film production liabilities                        33,000               467,000                     -                   500,000
                                                 ------------          ------------          ------------              ------------

                                                      747,000             3,075,000            (1,039,000)                2,783,000
                                                 ------------          ------------          ------------              ------------

Note payable                                          523,000                     -                                         523,000
                                                 ------------          ------------          ------------              ------------

Stockholders' equity:
    Preferred stock                                         -                 2,000                (2,000)         c              -
    Common stock                                       57,000                 1,000                (1,000)         c         57,000
    Additional paid-in capital                      4,963,000            26,039,000           (25,289,000)       a,c      5,713,000
    Retained earnings                              11,922,000           (26,461,000)           26,461,000          c     11,922,000
                                                 ------------          ------------          ------------              ------------

                                                   16,942,000              (419,000)            1,169,000                17,692,000
                                                 ------------          ------------          ------------              ------------

                                                 $ 18,212,000          $  2,656,000          $    130,000              $ 20,998,000
                                                 ============          ============          ============              ============


                                                     AMERICAN VANTAGE COMPANIES
                                        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                               FOR THE FISCAL YEAR ENDED JULY 31, 2003
                                                             (unaudited)


                                                               Historical                                  Pro Forma
                                                 ----------------------------------          --------------------------------------
                                                 Am Vantage Cos.         Enigma
                                                    July 31,             July 31,                              Note
                                                     2003             2003 (recast)          Adjustments       Ref.      Combined
                                                 ------------          ------------          ------------      ----    ------------
Sales and services                                    576,000             6,287,000                     -                 6,863,000


Cost of sales and services                            337,000             3,984,000                     -                 4,321,000
                                                 ------------          ------------          ------------              ------------

Gross profit                                          239,000             2,303,000                     -                 2,542,000

General and administrative expenses                 2,120,000             4,681,000              (458,000)         d      6,343,000

Non-operating income (expense), net                   788,000            (5,376,000)            4,000,000          e       (588,000)
                                                 ------------          ------------          ------------              ------------

Loss from continuing operations before
   income tax benefit (provision)                   1,093,000             7,754,000            (4,458,000)                4,389,000

Income tax benefit (provision)                        319,000               (32,000)            1,469,000          f      1,756,000
                                                 ------------          ------------          ------------              ------------

Net loss                                         $    774,000          $  7,786,000          $ (5,927,000)             $  2,633,000
                                                 ============          ============          ============              ============


Net loss per common share - basic and diluted    $       0.15                                                          $       0.52
                                                 ============                                                          ============

 Weighted average number of common shares
    and common share equivalents                    5,106,000                                                             5,106,000
                                                 ============                                                          ============



                                                     AMERICAN VANTAGE COMPANIES
                                        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                             FOR THE THREE MONTHS ENDED OCTOBER 31, 2003
                                                             (unaudited)


                                                               Historical                                  Pro Forma
                                                 ----------------------------------          --------------------------------------
                                                 Am Vantage Cos.         Enigma
                                                   October 31,         October 31,                             Note
                                                     2003                 2003               Adjustments       Ref.     Combined
                                                 ------------          ------------          ------------      ----    ------------
Sales and services                                    528,000             1,664,000                     -                 2,192,000

Cost of sales and services                            197,000             2,015,000                     -                 2,212,000
                                                 ------------          ------------          ------------              ------------


Gross profit                                          331,000              (351,000)                    -                   (20,000)

General and administrative expenses                   864,000             1,204,000              (114,000)         d      1,954,000

Non-operating income (expense), net                   887,000               (11,000)                    -                   876,000
                                                 ------------          ------------          ------------              ------------

Income (loss) from continuing operations before
   income tax benefit (provision)                     354,000            (1,566,000)              114,000                (1,098,000)

Income tax benefit (provision)                       (120,000)              (21,000)              585,000          f        444,000
                                                 ------------          ------------          ------------              ------------

Net income (loss)                                $    234,000          $  1,587,000)         $    699,000              $   (654,000)
                                                 ============          ============          ============              ============


Net income (loss) per common share - basic
     and diluted                                 $       0.04                                                          $      (0.11)
                                                 ============                                                          ============

 Weighted average number of common shares
    and common share equivalents                    5,691,000                                                             5,691,000
                                                 ============                                                          ============

                           AMERICAN VANTAGE COMPANIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (unaudited)


         The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined balance sheet and statements of operations:

(a) The calculation of the purchase price for the assets acquired and liabilities assumed is presented below -

         - Consideration paid in acquiring the Enigma assets, business and liabilities consisted of the issuance of 1,000,000 warrants (each, a "Warrant") to Enigma. Each Warrant, which we have valued at $0.75 per Warrant, grants its holder the right to purchase one share of the Company's common stock, par value $0.01 per share, at an exercise price of $5.00 per share, at any time on or before December 31, 2013. The terms of the Warrants were based on arm's-length negotiations between the Company and Enigma.

         - From costs previously recorded as prepaid acquisition/investment fees, the Company reclassified $30,000 or approximately 4% of the overall purchase price, as direct costs of the acquisition. The April 2003 closing of the YaYa acquisition transaction resulted in the contingent option previously granted to a director on July 12, 2002 to purchase up to 175,000 shares of the Company's common stock at $1.41 per share, and the contingent option previously granted to the Company's outside corporate counsel on July 12, 2002 to purchase up to 87,500 shares of the Company's common stock at $1.41 per share, to each become fully exercisable. These options were granted as compensation for serving on the Company's special advisory group to the board of directors. The special advisory group was established on July 12, 2002 to identify, review and perform initial due diligence services of potential merger and acquisition candidates on behalf of the company. Based on the Black-Scholes option pricing model, the Company initially capitalized approximately $365,000 as prepaid acquisition/investment fee costs.

          -       $97,000 of estimated direct acquisition expenses.

(b) Recognition of the purchase cost of $877,000 over the fair value of the net assets acquired, have been recorded as goodwill as follows -

                  Book value of net assets                    $(419,000)
                  Fair value changes:
                     Intangibles                                 29,000
                     Furniture, equipment and other assets     (146,000)
                     Liabilities not assumed                  1,039,000
                                                             ----------

                  Adjusted net assets                           503,000
                  Purchase price                               (877,000)
                                                             ----------

                  Goodwill                                   $  374,000
                                                             ==========

         The above allocation of the purchase price differs from the actual allocation due to differences in net assets acquired on the date of closing versus the date of the unaudited pro forma as of October 31, 2003.

                           AMERICAN VANTAGE COMPANIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (unaudited)


(c) To reflect the elimination of the historical stockholders' equity of Enigma.

(d) To reflect elimination of redundant staffing positions with total annual and three-month salaries of $508,000 and $127,000, respectively. These eliminations were offset by annual and three-month salary net increases totaling $50,000 and $13,000, respectively, to certain Hypnotic executives.

(e) During 2001, Enigma issued 394,888 shares of its common stock in exchange for $4,000,000 in non-cash promotional credits. Enigma was not able to utilize the promotional credits by December 31, 2002, and as a result, recorded an allowance against the promotional credits. The pro forma condensed combined financial statements assume that, based on the estimated fair value, these assets would have had a zero valuation on the date of acquisition. As such, this adjustment is to reverse the allowance for the promotional credits.

(f) Assumes a combined federal and state statutory rate of 40.0% for the year ended July 31, 2003 and the three months ended October 31, 2003.

                             WELLSPRING MEDIA, INC.

                              FINANCIAL STATEMENTS

                          AND SUPPLEMENTAL INFORMATION

                           DECEMBER 31, 2003 AND 2002







                        SCHNEIDER, SCHECTER & YOSS, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                                    NEW YORK

SCHNEIDER, SCHECTER & YOSS LLP
--------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS         7 PENN PLAZA, SUITE 830  NEW YORK, NY 10001
                                      TEL: (212) 244-1682  FAX: (212) 594-0484
                                              EMAIL: SSYCPA@SSYCPA.COM



                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Wellspring Media, Inc.

We have audited the accompanying balance sheets of Wellspring Media, Inc. as of December 31, 2003 and 2002, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wellspring Media, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Schneider, Schecter & Yoss LLP
----------------------------------
New York, NY
January 30, 2004

                             WELLSPRING MEDIA, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002


                                     ASSETS

                                                       2003            2002
                                                    -----------    -----------
Current Assets:
   Cash                                             $   483,349    $   250,950
   Accounts receivable                                3,903,636      3,935,157
   Inventories                                        1,337,853      2,646,166
   Prepaid expenses and other current assets            644,914        431,913
                                                    -----------    -----------

      Total Current Assets                            6,369,752      7,264,186
                                                    -----------    -----------

Property and Equipment                                  310,539        300,363
                                                    -----------    -----------

Other Assets:
   Programming rights library                        10,496,548      9,122,390
   Accounts receivable long-term portion                707,933        191,591
   Investments                                          126,996        126,996
   Security deposits                                     37,567         37,567
                                                    -----------    -----------

      Total Other Assets                             11,369,044      9,478,544
                                                    -----------    -----------

TOTAL ASSETS                                        $18,049,335    $17,043,093
                                                    ===========    ===========



See the accompanying notes to these financial statements.

                             WELLSPRING MEDIA, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                        2003            2002
                                                     -----------    -----------
Current Liabilities:
   Note payable, bank                                $ 2,798,988    $ 1,293,988
   Note payable, vendor                                  109,919        137,597
   Accounts payable                                    4,459,676      4,475,345
   Accrued expenses                                      255,913        200,025
   Deferred revenue                                      440,019        112,296
   Notes payable, stockholders                           500,000        500,000
                                                     -----------    -----------

      Total Current Liabilities                        8,564,515      6,719,251
                                                     -----------    -----------

Long Term Liabilities:
   Note payable, vendor                                        0        109,756
                                                     -----------    -----------

      Total Long Term Liabilities                              0        109,756
                                                     -----------    -----------

      Total Liabilities                                8,564,515      6,829,007
                                                     -----------    -----------

Stockholders' Equity:
   Capital stock, no par value, 200 shares
     authorized, issued and outstanding                    1,000          1,000

   Retailed earnings                                   9,483,820     10,213,086
                                                     -----------    -----------

      Total Stockholders' Equity                       9,484,820     10,214,086
                                                     -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $18,049,335    $17,043,093
                                                     ===========    ===========


See the accompanying notes to these financial statements.

                             WELLSPRING MEDIA, INC.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                           DECEMBER 31, 2003 AND 2002


                                                        2003            2002
                                                    ------------    ------------

Sales                                               $ 21,108,599    $ 21,878,303

Cost of Goods Sold                                    12,055,593      11,360,333
                                                    ------------    ------------

Gross Profit                                           9,053,006      10,517,970
                                                    ------------    ------------

Operating Expenses
   Selling                                             4,740,943       4,970,595
   General and administrative                          5,018,527       5,431,009
                                                    ------------    ------------

      Total Operating Expenses                         9,759,470      10,401,604
                                                    ------------    ------------

Net income (loss) before provision for income taxes     (706,464)        116,366

Provision for income taxes                                22,802           9,815
                                                    ------------    ------------

Net Income (Loss)                                       (729,266)        106,551

Retained earnings - beginning of the period           10,213,086      10,106,535
                                                    ------------    ------------

Retained earnings - end of the period               $  9,483,820    $ 10,213,086
                                                    ============    ============


See the accompanying notes to these financial statements.

                             WELLSPRING MEDIA, INC.
                            STATEMENTS OF CASH FLOWS
                           DECEMBER 31, 2003 AND 2002

                                                        2003            2002
                                                    -----------     -----------
Cash Flows From Operating Activities:
   Net Income (Loss)                                $  (729,266)    $   106,551
   Adjustments to reconcile net income (loss)
     to net cash provided by operations:
      Depreciation                                       84,718          51,485
      Amortization of programming rights library      4,708,679       4,938,414
   (Increase) Decrease in:
      Accounts receivable                              (484,821)      1,932,915
      Inventories                                     1,308,313         937,142
      Prepaid expenses and other current assets        (213,001)       (182,520)
      Security deposits                                       0           4,000
   Increase (Decrease in):
      Accounts payable and accrued expenses              40,219      (1,035,552)
      Deferred revenue                                  327,723          19,896
                                                    -----------     -----------
   Net Cash Provided by Operating Activities          5,042,564       6,772,331
                                                    -----------     -----------

Cash Flows From Investing Activities:
   Additions to programming rights library           (6,082,837)     (7,861,211)
   Purchase of property and equipment                   (94,894)       (139,829)
   Investment in corporate stock                              0         (50,000)
                                                    -----------     -----------
Net Cash (Used by) Investing Activities              (6,177,731)     (8,051,040)
                                                    -----------     -----------

Cash Flows From Financing Activities:
   Due to factor                                              0        (306,070)
   Principal paymens, vendor                           (137,434)        (96,647)
   Net proceeds from bank borrowings                  1,505,000       1,293,988
                                                    -----------     -----------
Ne Cash Provided by Financing Activities              1,367,566         891,271
                                                    -----------     -----------

Increase/(Decrease) in Cash                             232,399        (387,438)

Cash - Beginning of Year                                250,950         638,388
                                                    -----------     -----------

Cash - End of Year                                  $   483,349     $   250,950
                                                    ===========     ===========

Supplemental Cash Flow Information
   Cash payments for interest expense               $   283,929     $   131,406
   Cash payments for income taxes                   $    12,802     $     9,815


See the accompanying notes to these financial statements.

                             WELLSPRING MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
                           --------------------------


NOTE 1   NATURE OF ORGANIZATION

         Wellspring   Media,  Inc.  (the  "Company")   produces,   licenses  and
         distributes programming for the worldwide home video, television, theatrical, online and consumer markets. The Company's library consists of over 600 titles including classic American independent and foreign language films, information on holistic living and various documentaries.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a) Revenue Recognition - The Company recognizes revenue from licensing agreements from films and television programs when the licensee can begin its exploitation of the license, when the license period has begun and when the fee is fixed or determinable. Revenue from sales of video tapes and DVDs are recognized on the accrual basis.

         b) Inventory - Inventory is stated at the lower of cost or market using the first in - first out (FIFO) method. Inventory consists primarily of finished goods.

         c) Property and Equipment - Property and equipment are carried at cost. Depreciation is provided for, by using the straight-line method over the useful lives of the respective assets.

         d) Programming Rights Library - The Company's programming rights library is recorded at the lower of cost or market less accumulated amortization. Amortization is calculated using the individual-film-forcast computation method. This method amortizes programming rights costs based upon current revenue over total estimated revenue that is expected to be recognized on each program.

         e) Income Taxes - The Company has available as of December 31, 2003, unused federal net operating loss carry forwards of approximately $12,700,000. The use of this loss carry forward is subject to limitation each year of approximately $50,000 as prescribed in the Internal Revenue Code. The current year provision is for various state and local taxes primarily based upon capital.

         f) Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of income and expenses during the reporting period. Actual results could differ from those estimates.

                             WELLSPRING MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE 3   ACCOUNTS RECEIVABLE

         Accounts receivable of $4,611,569 and $4,126,748 as of December 31, 2003 and 2002 consists of the following:


                                                       2003                2002
                                                       ----                ----

               Accounts receivable              $ 5,309,683         $ 4,979,170
               Allowance for sales returns         (373,192)           (538,504)
               Allowance for doubtful accounts     (324,922)           (313,918)
                                                -----------         -----------
                                                  4,611,569           4,126,748
               Less Long-term Portion               707,933             191,591
                                                -----------         -----------
               Current Portion                  $ 3,903,636         $ 3,935,157
                                                ===========         ===========

NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                                       2003                2002
                                                       ----                ----

           Software and office equipment costs    $ 451,043           $ 355,442
           Less accumulated depreciation            140,504              55,079
                                                  ---------           ---------
                                                  $ 310,539           $ 300,363
                                                  =========           =========

NOTE 5   INVESTMENTS

         The Company's investments are recorded at cost which approximates market value. As of December 31, 2003 and 2002 investments are as follows:

                                                       2003                2003
                                                       ----                ----

               Investments in Classics JV         $  76,996           $  76,996
               5000 shares Hidden Treasures Inc.     50,000              50,000
                                                  ---------           ---------
               Total Investments                  $ 126,996           $ 126,996
                                                  =========           =========

                             WELLSPRING MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE 6   NOTE PAYABLE, BANK

         The Company has a Revolving Line of Credit arrangement (the "Agreement") with the Atlantic Bank of New York, ("Atlantic") which expires on May 1, 2004. The agreement allows the Company to borrow up to $4,500,000 with interest to be charged at a rate of 2.75% above Atlantic's prime lending rate. The loan is secured by substantially all of the Company's assets and the limited personal guarantee of the Company's principal shareholders. As of December 31, 2003 and 2002, the Companys outstanding balance due Atlantic totaled $2,798,988 and $1,293,988 respectively.

         The agreement also requires the Company to maintain various financial covenants. One of those covenants requires the Company to maintain a minimum tangible net worth ("net worth") of $9,750,000 at December 31, 2003. The Company's net worth however was $9,484,820. Management's opinion however, is that Atlantic will waive this requirement.

NOTE 7   FACTORING AGREEMENT

         The Company had a factoring agreement with Prestige Capital Corporation ("Prestige") which was terminated in June 2002 after Prestige was paid in full. The agreement allowed the Company to factor their receivables with recourse for a fee ranging from 3%-9% as defined in the agreement. The fee was reduced by 1% in March 2002. In addition, Prestige also advanced the Company $1,000,000 for the purpose of acquiring Winstar TV and Video. Factor fee expense totaled $243,454 for the year ended December 31, 2002.

NOTE 8   NOTE PAYABLE, VENDOR

         On November 30, 2001, the Company converted a trade accounts payable for $334,000 due Media Productions International into a promissory note. Interest is charged at ten (10%) percent per annum and is payable on a monthly basis. Monthly principal payments in the amount of $11,467 began in July 2002. The note is secured by accounts receivable and the programming rights library, subordinated to Atlantic's security interest. As of December 31, 2003 and 2002, the Company's outstanding balance was $109,919 and $247,353. A final payment is due on December 1, 2004 when all principal and accrued interest is due.

                             WELLSPRING MEDIA, INC,
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE 9   DEFERRED REVENUE

         Deferred revenue represents license revenue that has been received or is receivable primarily before the applicable revenue recognition periods begin. Deferred revenue at December 31, 2003 and 2002 was $440,019 and $112,296 respectively.

NOTE 10  NOTES PAYABLE TO STOCKHOLDERS

         As of December 31, 2003 and 2002, the Company has $500,000 in subordinated notes payable to its two principal stockholders. These notes are subordinated to the repayment of any outstanding balance due Atlantic. Payments of interest only are due quarterly. Interest is charged at a rate of 10% per annum. The Company charged $50,000 of interest expense against operations on these notes for the years ended December 31, 2003 and 2002.

NOTE 11  OPERATING LEASE

         The Company leases two (2) floors for office space in New York, New York. This lease is classified as an operating lease which expires on June 30, 2008.

         Future minimum lease payments under this lease as of December 31, 2003 are as follows:

              Year ending December 31,
              ------------------------

                          2004                 $   393,900
                          2005                     393,900
                          2006                     393,900
                          2007                     393,900
                          Thereafter               196,950
                                               -----------
                                               $ 1,772,550
                                               ===========

NOTE 12  EMPLOYMENT CONTRACTS

         The Company had an employment agreement with a stockholder of the Company which expired July 3, 2003. The agreement called for an annual salary of $180,000. Currently the stockholder is being paid $15,000 on a month to month basis.

                             WELLSPRING MEDIA, INC,
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE 12  EMPLOYMENT CONTRACTS (CONTINUED)

         The Company had a consulting agreement with Regulus International Capital Corp. ("Regulus") which is wholly owned by an officer of the Company. The agreement called for $180,000 of consulting fees to be paid to Regulus per annum, paid in monthly installments. The agreement expired on October 10, 2003. Regulus is currently being paid $15,000 on a monthly basis.

NOTE 13  EMPLOYEE BENEFIT PLAN

         The Company sponsors a 401(k) Plan for eligible employees. The Company's contributions to the plan are discretionary. The Company made no contributions to the plan for the years ended December 31, 2003 and 2002.

NOTE 14  MAJOR CUSTOMERS

         Six customers accounted for approximately 27% and 31% of the Company's sales for the years ended December 31, 2003 and 2002 respectively.

NOTE 15  CONTINGENCY

         On July 19, 2001, the Company entered into an agreement to merge with Winstar TV & Video for a purchase price ranging from $2,000,000 and up to $5,000,000. $2,000,000 was paid by the Company at closing. The remaining amount up to $3,000,000 would be due based upon a working capital computation as defined in the merger agreement. This computation calculated and determined that no additional amount was due. Winstar TV & Video has disputed this calculation. The Company anticipates being able to settle the dispute and vigorously defend any action in the event that a settlement is not reached.

NOTE 16  LITIGATION

         The Company is involved in various legal actions and claims arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management is of the opinion that their outcome will not have a significant effect on the company's financial statement.

                             WELLSPRING MEDIA, INC,
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE 17  RECLASSIFICATION

         Certain liabilities for the year ended December 31, 2002 have been reclassified to deferred revenue to conform to the current year's presentation.

NOTE 18  SUBSEQUENT EVENT

         During January 2004, the Company's stockholders are in negotiations to sell the Company to a publicly traded entity.

SCHNEIDER, SCHECTER & YOSS LLP
--------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS         7 PENN PLAZA, SUITE 830  NEW YORK, NY 10001
                                      TEL: (212) 244-1682  FAX: (212) 594-0484
                                              EMAIL:SSYCPA@SSYCPA.COM



                          INDEPENDENT AUDITOR'S REPORT
                           ON ADDITIONAL INFORMATION




To the Board of Directors and Stockholders of Wellspring Media Inc.

Our report on our audits of the basic financial statements of Wellspring Media Inc. for 2003 and 2002 appears on page one. These audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.





/s/ Schneider, Schecter & Yoss LLP
----------------------------------
New York, NY
January 30, 2004

                             WELLSPRING MEDIA, INC.
                           SUPPLEMENTARY INFORMATION
              SCHEDULES OF COST OF GOODS SOLD AND SELLING EXPENSES
                           DECEMBER 31, 2003 AND 2002

Cost of Goods Sold:
                                                     2003            2002
                                                 ------------    ------------
Inventories - beginning of period                 $2,646,166      $3,583,308
  Purchases                                        2,515,781       2,199,185
  Amortization of programming rights library       4,432,158       4,938,414
  Duplications, sleeves and printing               1,658,999       1,427,653
  Fulfillment                                      1,335,258       1,098,020
  Mastering costs and sundry                         495,763         481,737
  Freight                                            309,321         278,182
                                                 -----------     -----------
                                                  13,393,446      14,006,499
Less inventories - end of period                   1,337,853       2,646,166
                                                 -----------     -----------

  Total Cost of Goods Sold                       $12,055,593     $11,360,333
                                                 ===========     ===========

Selling Expenses:

  Catalog postage, printing and artwork           $1,911,996      $1,821,017
  Packaging and design                               181,347         185,887
  Mailing lists                                      288,619         219,053
  Advertising                                        442,970         724,964
  Marketing and general                              408,261         451,256
  Travel and entertainment                           239,016         318,675
  Promotional mailings                               108,799         310,698
  Commissions and selling salaries                   961,170         730,959
  Trade shows                                        198,765         208,086
                                                 -----------     -----------

  Total Selling Expenses                          $4,740,943      $4,970,595
                                                 ===========     ===========


See independent auditor's report on supplementary information.

                             WELLSPRING MEDIA, INC.
                           SUPPLEMENTARY INFORMATION
                SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES
                           DECEMBER 31,2003 AND 2002


                                                     2003            2002
                                                 ------------    ------------
Payroll                                           $2,319,473       2,524,606
Payroll tax expense                                  269,665         239,689
Medical insurance and other employee benefits        266,484         241,610
Outside services                                     118,219         238,164
Office supplies and expense                          113,043         137,154
Shipping and postage                                  96,202         150,771
Telephone                                            113,520         132,311
Web sites                                            102,933          66,560
Insurance                                             95,874         106,143
Rent and utilities                                   560,466         519,678
Professional                                         115,232          55,104
Travel and entertainment                              81,794         111,894
Consulting                                           192,025         292,830
Bad debt expense                                     184,000         159,326
Interest and bank charges                            304,879         160,230
Factor fees                                                0         243,454
Depreciation                                          84,718          51,485
                                                 -----------     -----------

Total General and Administrative Expenses         $5,018,527      $5,431,009
                                                 ===========     ===========


See independent auditor's report on supplementary information.

(c)      Exhibits

Number Exhibit -

2.1 Asset Purchase Agreement, dated as of December 31, 2003, among American Vantage Companies, American Vantage Media Corporation and Enigma Media, Inc. *

4.1 Warrant Certificate No. A-1 - 200,000 Common Stock Purchase Warrants, dated December 31, 2003. *

4.2 Warrant Certificate No. A-2 - 800,000 Common Stock Purchase Warrants, dated December 31, 2003. *

99.1     Press Release, dated and disseminated on January 8, 2004.  *

-----------------

*        Filed with Current Report on Form 8-K (Date of Report: December 31,
         2003).

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    AMERICAN VANTAGE COMPANIES


Date:  March 15, 2004                               By: /s/ Anna M. Morrison
                                                        ------------------------
                                                        Anna M. Morrison,
                                                        Chief Accounting Officer